Exhibit 99.1
FOR IMMEDIATE RELEASE

Media Contact: Jonathan Yohannan
(jonathan.yohannan@panerabread.com)

Panera Bread Company Closes on $100 Million Term Loan
Continues Investment in Bakery-Cafe Growth, Expanded Growth Opportunities and Share Repurchase

ST. LOUIS, MO, June 12, 2014 -- Panera Bread Company (NASDAQ: PNRA) today announced that it has secured a five-year $100 million term loan from Bank of America, Wells Fargo and TD Bank. Proceeds from the loan will be used for general corporate purposes, including a range of growth initiatives such as the rollout of Panera 2.0.
“This modest amount of debt is the next logical step in the evolution of our thinking around capital structure,” said Roger Matthews, Panera Bread’s Chief Financial Officer. “As we continue to grow our store base, invest in expanded growth opportunities and return capital to shareholders through consistent share repurchase, we expect this debt should allow us to achieve a range of objectives for shareholders. However, nothing has changed in our commitment to maintain modest leverage on the balance sheet as well as significant financial capacity to be opportunistic.”
The Loan Agreement provides an unsecured, five-year term loan in the amount of $100 million and applies a floating rate of interest based on a credit spread to LIBOR based on the Company’s consolidated leverage ratio. The current implied borrowing rate at the time of this loan is approximately 1.15%. The Company’s obligations under the term loan are guaranteed by certain of its direct and indirect subsidiaries.

About Panera Bread Company

As of April 1, 2014, there are 1,800 bakery-cafes in 45 states and in Ontario, Canada operating under the Panera Bread®, Saint Louis Bread Co.® or Paradise Bakery & Café® names. We feature high quality, reasonably priced food in a warm, inviting and comfortable environment. With our identity rooted in handcrafted, fresh-baked, artisan bread, we are committed to providing great tasting, quality food that people can trust. Nearly all of our bakery-cafes have a menu highlighted by chicken raised without antibiotics, whole grain bread, and select organic and all-natural ingredients, with zero grams of artificial trans-fat per serving, which provide flavorful, wholesome offerings. Our menu includes a wide variety of year-round favorites complemented by new items introduced seasonally with the goal of creating new standards in everyday food choices. In neighborhoods across the United States and in Ontario, Canada, our customers enjoy our warm and welcoming environment featuring comfortable gathering areas, relaxing decor and free Internet access. Our bakery-cafes routinely donate bread and baked goods to community organizations in need. Additional information is available on our website, http://www.panerabread.com.
Matters discussed in this news release regarding our intention to repurchase shares of our common stock from time to time under the share repurchase program, our growth potential and ability to generate cash flow and the intended use of any repurchased shares are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words "believe," "positioned," "estimate," "project," "target," "plan," "goal," "assumption," "continue," "intend," "expect," "future," "anticipate," and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended December 31, 2013 and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.